Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

UNUM GROUP

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other proper purpose shall be held at such time and place, if any, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting may be held solely by means of remote communication as authorized by paragraph (a)(2) of Section 211 of the General Corporation Law of the State of Delaware.

Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meetings, at which meetings the stockholders shall elect in accordance with Article III Section 1 of these Bylaws the directors to be elected at such meetings, and transact such other business as may properly be brought before the meetings. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. Written notice of the Annual Meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given to each stockholder entitled to vote at such meeting, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, not less than ten nor more than sixty days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by (i) the Chairman, if there be one, (ii) the Chief Executive Officer or (iii) the President, and shall be called by any such officer at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. Written notice of a Special Meeting stating the place, date and hour of the meeting, the means of remote communications, if any, which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the purpose or purposes for which the meeting is called shall be given, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Only such business shall be conducted at a Special Meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

Section 4. Quorum; Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The chairman of the meeting of stockholders may adjourn meetings of the stockholders from time to time whether or not there is a quorum. In addition, if a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, by a majority in voting power thereof, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting (in which instance the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at the adjourned meeting), a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting (as of the record date so fixed for notice of such adjourned meeting). The foregoing provisions shall be subject to the voting rights of holders of any Preferred Stock of the Corporation and any quorum requirements relating thereto. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 5. Voting. Unless a different or minimum vote is required by law, applicable stock exchange rules or regulations, the Certificate of Incorporation, these ByLaws or any law or regulation applicable to the Corporation or its securities, in which case, such different or minimum vote shall be the applicable vote on the matter, any question brought before any meeting of stockholders, other than for the election of directors which is governed by Article III, Section 1 of these Bylaws, shall be decided by a majority of the votes entitled to be cast by the holders of stock represented and entitled to vote thereat and each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Unless required by law or the Certificate of Incorporation or determined by the Board of Directors, in its discretion, or the chairman of the meeting of stockholders, in his or her discretion, votes cast at such meeting need not be cast by written ballot.

Section 6. Proper Business at Annual Meetings. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before such meeting in accordance with the procedures set forth in this Section 6. To be properly brought before an annual meeting, business, other than for nominations for the election of directors which is governed by Article III, Sections 1, 2 and 3 of these Bylaws, must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, must be a stockholder of the Corporation of record at the time of the delivery of said notice, must be entitled to vote at the meeting, must otherwise comply with the provisions of this Section 6 and any such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth: (a) as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the meeting with respect to such business (and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment) and (ii) the reasons for conducting such business at the annual meeting; and (b) as to the stockholder giving the notice and any stockholder associated person (as defined below) on whose behalf the proposal is made, (i) the name and address of record of the stockholder proposing such business as they appear on the books and records of the Corporation and the name and address of any stockholder associated person on whose behalf the proposal is made, (ii) the class or series and number of shares of the Corporation which are owned beneficially or of record by the stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iii) any material interest including, but not limited to, any direct or indirect financial interest, of the stockholder and any stockholder associated person in such business, (iv) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or a stockholder associated person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such stockholder associated person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such stockholder associated person, with respect to securities of the Corporation, (vi) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) a representation whether the stockholder or any stockholder associated person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (viii) any other information relating to such stockholder and stockholder associated person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 6 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The chairman of an annual meeting shall, if the facts warrant, have the power and duty to determine and declare to the meeting that such business was not properly brought before the meeting in accordance with these provisions, and if the chairman of the annual meeting should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 6, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this Section 6, a “stockholder associated person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with such stockholder,

(2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such stockholder associated person.

For purposes of this Section 6, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Bloomberg News or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Notwithstanding the foregoing provisions of this Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 6, and compliance with this Section 6 shall be the exclusive means for a stockholder to submit business (other than, as provided in the penultimate sentence of the first paragraph of this Section 6, business brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.

Section 7. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is fewer than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 9. Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Lead Independent Director of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(c) The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The number of directors constituting the Board of Directors shall be fixed from time to time by the Board of Directors in the manner prescribed in the Certificate of Incorporation. Except as provided in Section 4 of this Article, the directors to be elected at each Annual Meeting of Stockholders at which a quorum is present shall be elected by a majority of the votes cast at such Annual Meeting of Stockholders, provided that if, as of the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on the election of directors, and each director so elected shall hold office until the Annual Meeting for the year in which his or her term expires and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal from office. For purposes of this Section, a majority of the votes cast means that the number of votes “for” a director must exceed 50% of the votes cast with respect to that director. Votes “against” will count as votes cast with respect to that director, but “abstentions” and “broker non-votes” will not count as votes cast with respect to that director. Following any meeting for the election of directors at which an incumbent director does not receive a majority of the votes cast in an election that is not a Contested Election, the Governance Committee will make a recommendation to the Board whether to accept or reject the director’s offer of resignation previously delivered to the Company for consideration in such circumstances pursuant to the Board’s advance contingent director resignation policy, or whether other action should be taken; provided, that if for any reason the director did not deliver such offer of resignation to the Company, the director shall submit an irrevocable letter of resignation to the Board within 10 days after the meeting, which will become effective upon acceptance by the Board. The Governance Committee, in making its decision, may consider any factors and other information that it considers appropriate and relevant. Any director not elected by a majority of the votes cast in an election that is not a Contested Election who is also a member of the Governance Committee shall not participate in the Committee’s recommendation to the Board. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Board, in making its decision, may consider any factors and other information that it considers appropriate and relevant. Any director not elected by a majority of the votes cast in an election that is not a Contested Election shall not participate in the Board’s decision. No person elected or re-elected as a director shall, after such person’s seventy-second (72nd) birthday, serve as a director of the Corporation beyond the date of the Corporation’s annual meeting immediately following such birthday. Directors need not be stockholders.

Section 2. Nomination Procedures.

(a) Only persons who are nominated in accordance with the following procedures or the procedures established in Section 3 below shall be eligible for election as Directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee of Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting and who complies with the provisions of this Section 2 or the provisions of Section 3 below, as the case may be. Such nominations, other than those made by or at the direction of the Board of Directors or by any nominating committee of the Board of Directors or pursuant to Section 3 below, shall be made pursuant to timely notice in writing to the Secretary of the Corporation by a stockholder of the Corporation of record at the time of the delivery of said notice who is entitled to vote at the meeting and must otherwise comply with the provisions of this Section 2. To be timely, a stockholder’s notice pursuant to this Section 2 shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice pursuant to this Section 2 shall set forth: (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by the person or persons, (iii) a description of all arrangements, understandings or relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or with whom the stockholder is affiliated, associated or otherwise acting in concert or as a group, (iv) all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, (v) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (vi) the written questionnaire, representation and agreement required by Section 2(b) below, and (vii) any other information relating to the person that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of Directors under the Exchange Act, and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded; (y) as to the stockholder giving the notice and any stockholder associated person (as defined below) on whose behalf the nomination is made, (i) the name and address of record of the stockholder and the name and address of its principals (as hereinafter defined) and any stockholder associated person, on whose behalf the nomination is made, and the name and address of record of any person that owns or controls, directly or indirectly, 10% or more of any class of securities or interests in such stockholder or stockholder associated person, (ii) the class or series and number of shares of the Corporation which are owned beneficially or of record by the stockholder and any stockholder associated person (and such notice shall include documentary evidence of such stockholder’s or any stockholder associated person’s record and beneficial ownership of such stock), (iii) a list of all stockholder proposals and director nominations made by the stockholder during the prior 10 years, (iv) a list of all litigation filed against principals of the stockholder during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty, (v) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (vi) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and/or such stockholder associated person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such stockholder associated person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such stockholder associated person, with respect to securities of the Corporation, (viii) all information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, and (ix) a representation whether the stockholder or any stockholder associated person intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination; and (z) a description of any direct or indirect interest of such stockholder or such stockholder associated person in any principal competitor of the Corporation. A principal of a stockholder shall be the chief executive officer (or the equivalent) of the stockholder and any person that owns or controls, directly or indirectly, 10% or more of any class of securities or interests in the stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein or set forth in Section 3 below. The chairman of the meeting shall, if the facts warrant, have the power and duty to determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman of the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(b) To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver (not later than the deadline prescribed for delivery of a stockholder’s notice under Section 2(a) above for persons nominated for election or re-election by a stockholder pursuant to Section 2(a) above) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (x) is not and will not become a party to (A) without disclosure to the Corporation, any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s duties under applicable law; (y) without disclosure to the Corporation, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation; and (z) would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are applicable to directors generally.

(c) The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require.

(d) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Corporation, who is entitled to vote in such election of directors and who complies with the notice procedures set forth in this Section 2 may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2(a) shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Notwithstanding anything in Section 2(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2(a) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(f) Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g) For purposes of this Section 2, a “stockholder associated person” of any stockholder shall mean (1) any person controlling, directly or indirectly, or acting in concert with such stockholder, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, and (3) any person controlling, controlled by or under common control with such stockholder associated person.

(h) For purposes of this Section 2, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Bloomberg News or other national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(i) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2, and compliance with the paragraphs of this Section 2 shall be the exclusive means for a stockholder to make nominations pursuant to this Section 2. Nothing in this Section 2 shall be deemed to affect any rights (a) of stockholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 3. Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a) Inclusion of Proxy Access Nominee in Proxy Statement. Subject to the provisions of this Section 3, if expressly requested in a relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders: (i) the name of any person nominated for election (the “Proxy Access Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to twenty (20) Eligible Holders that has (individually or, in the case of a group, collectively) satisfied, as determined by the Board of Directors or a committee of the Board, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 3 (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”); (ii) disclosure about the Proxy Access Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board of Directors (subject, without limitation, to Section 3(e)(ii) below), if such statement does not exceed 500 words; and (iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Proxy Access Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 3.

(b) Maximum Number of Proxy Access Nominees. The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Proxy Access Nominees than that number of directors constituting 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 3 (rounded down to the nearest whole number, but not less than two) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (i) Proxy Access Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting and (ii) the number of incumbent directors who had been Proxy Access Nominees with respect to any of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 3(d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. If the number of Proxy Access Nominees pursuant to this Section 3 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Proxy Access Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position of capital stock entitled to vote generally in the election of directors as disclosed in each Nominating Stockholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Proxy Access Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 3(d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Proxy Access Nominee becomes unwilling or unable to serve on the Board of Directors, whether before or after the mailing of the proxy statement, then the nomination shall be disregarded, and the Corporation: (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Proxy Access Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (ii) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Proxy Access Nominee will not be included as a Proxy Access Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Stockholder. An “Eligible Holder” is a person who has either (i) been a record holder of the shares of capital stock used to satisfy the eligibility requirements in this Section 3(c) continuously for the requisite three-year period specified below or (ii) provides to the Secretary of the Corporation, within the time period referred to in Section 3(d) below, evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or a committee of the Board, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 3 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s capital stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (any such fund, a “Qualifying Fund”), shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds are Qualifying Funds. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 3, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Holders shall be deemed to own only the shares held by the remaining members of the group. The “Minimum Number” of shares of the Corporation’s capital stock means 3% of the number of outstanding shares of capital stock entitled to vote generally in the election of directors as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice. For purposes of this Section 3, an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both: (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder without condition. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five (5) business days’ notice, has recalled such loaned shares as of the date of the Nomination Notice and holds such shares (and voting power) through the date of the annual meeting of stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest voting power as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Proxy Access Nominee, the Nominating Stockholder must, no earlier than the one hundred and fiftieth (150th) day and no later than the one hundred and twentieth (120th) day before the anniversary of the date that the Corporation mailed its proxy statement for the immediately preceding year’s annual meeting of stockholders, submit to the Secretary of the Corporation at the principal executive offices of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that in the event that the date of the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the anniversary of the preceding year’s annual meeting and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the one hundred and eightieth (180th) day prior to such Other Meeting Date and the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed: (i) a Schedule 14N (or any successor form) relating to the Proxy Access Nominee, completed and filed with the SEC by the Nominating Stockholder, as applicable, in accordance with SEC rules; (ii) a written notice of the nomination of such Proxy Access Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (1) the information required with respect to the nomination of directors pursuant to Section 2(a)(y) of Article III of these Bylaws, including information with respect to any stockholder associated person; (2) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if the relationship existed on the date of submission of the Schedule 14N; (3) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation and is not acting in concert with and has no agreement or understanding with any other party seeking to influence or change control of the Corporation; (4) a representation and warranty that the Proxy Access Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or applicable stock exchange rules or regulations; (5) a representation and warranty that the Proxy Access Nominee: (A) qualifies as independent under the rules of the stock exchange on which the Corporation’s securities are principally traded, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors; (B) meets the audit committee independence requirements under the rules of any applicable stock exchange; (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); and (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Proxy Access Nominee; (6) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 3(c) above and has provided evidence of ownership to the extent required by Section 3(c)(i) above; (7) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in this Section 3(c) through the date of the annual meeting and a statement that indicates whether the Nominating Stockholder intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting; (8) details of any position of the Proxy Access Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (9) a representation and warranty that the Nominating Stockholder and the Proxy Access Nominee will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Rule 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to the Proxy Access Nominee or any nominee of the Board; (10) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Proxy Access Nominee at the annual meeting; (11) if desired, a statement for inclusion in the proxy statement in support of the Proxy Access Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (12) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; (iii) an executed agreement, in a form deemed satisfactory by the Board of Directors or a committee of the Board, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (2) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Proxy Access Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (4) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 3; (5) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including each group member) has failed to continue to satisfy the eligibility requirements described in Section 3(c) above, to promptly (and in any event within forty-eight (48) hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or the reason for the failure to satisfy the eligibility requirements described in Section 3(c) above; and (iv) an executed agreement, in a form deemed satisfactory by the Board of Directors or a committee of the Board, acting in good faith, by the Proxy Access Nominee: (1) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire and information required by the National Association of Insurance Commissioners Biographical Affidavit and attachments, as amended or replaced, as it may reasonably request; (2) that the Proxy Access Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other Corporation policies and guidelines applicable to directors; and (3) that the Proxy Access Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (ii) any Voting Commitment (as defined in Section 2(b) of this Article III) that has not been disclosed to the Corporation or (iii) any Voting Commitment that could limit or interfere with the Proxy Access Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law. The information and documents required by this Section 3(d) shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 3(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Exceptions. (i) Notwithstanding anything to the contrary contained in this Section 3, the Corporation may omit from its proxy statement any Proxy Access Nominee and any information concerning such Proxy Access Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Proxy Access Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Proxy Access Nominee, if: (1) the Corporation receives a notice pursuant to Article III, Section 2 of these Bylaws that a stockholder intends to nominate a candidate for director at the annual meeting; (2) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section 3 or the Nominating Stockholder withdraws its nomination; (3) the Nominating Stockholder (or any member of a group constituting a Nominating Stockholder) has nominated a Proxy Access Nominee that has been elected as a director at either of the prior two annual meetings of stockholders, other than the nomination of any such previously elected Proxy Access Nominee; (4) the Board of Directors, acting in good faith, determines that such Proxy Access Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s Bylaws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any applicable stock exchange; (5) the Proxy Access Nominee was nominated for election to the Board of Directors pursuant to this Section 3 at one of the Corporation’s two preceding annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of capital stock entitled to vote for such Proxy Access Nominee; (6) the Proxy Access Nominee is currently or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or of a company that produces products or provides services that compete with or are alternatives to products produced or services provided by the Corporation or its affiliates; or (7) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 3(c) above, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Proxy Access Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Proxy Access Nominee under this Section 3; (ii) notwithstanding anything to the contrary contained in this Section 3, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Proxy Access Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Company may solicit against, and include in the proxy statement its own statement relating to, any Proxy Access Nominee.

Section 4. Vacancies. Vacancies and newly created directorships shall be filled in the manner prescribed in the Certificate of Incorporation.

Section 5. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the state of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the Chief Executive Officer, the President, the Lead Independent Director, if there be one, or any three directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram, facsimile, electronic mail, text messaging or by other means of electronic transmission on twenty-four (24) hours’ notice, or on shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 7. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 8. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9. Meetings by Means of Conference Telephone or Similar Communications Equipment. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by statute to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw. Each committee shall keep regular minutes and report to the Board of Directors when required. The Corporation hereby elects to be governed by paragraph (2) of Section 141(c) of the General Corporation Law of the State of Delaware.

Section 11. [Section 11 was deleted by action of the Board of Directors on December 17, 1999.]

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), and one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal from office. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the Chief Executive Officer or the President is required, the Chairman of the Board of Directors shall possess the same power as the Chief Executive Officer or the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer and the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer or the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, if also a director, the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 6. President. The President shall, subject to the control of the Board of Directors and the Chief Executive Officer, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer or the President. In the absence or disability of the Chairman of the Board of Directors and the Chief Executive Officer, or if neither shall exist, the President shall preside at all meetings of the stockholders and, if also a director, the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

Section 7. Vice-Presidents. At the request of the Chief Executive Officer or the President or in the event of either of their absences or inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer and President or in the event of the inability or refusal of the Chief Executive Officer and President to act, shall perform the duties of the Chief Executive Officer and President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and President.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or President, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 10. Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice-President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice-President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Certificates of Stock, Uncertificated Shares. The shares of the Corporation may be either represented by certificates or if provided by resolution of the Board of

Directors some or all of the shares of any or all classes or series of stock may be uncertificated shares. All shares shall be uncertificated upon the original issuance thereof by the Corporation or upon the surrender of the certificate representing such shares to the Corporation. The provisions of this Bylaw relating to uncertificated stock shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the foregoing, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, (i) by the Chief Executive Officer, the President or a Vice President, and (ii) by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws. Within two business days, or such other time as may be required, after uncertificated shares have been registered, the Corporation or its transfer agent shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall cancel the old certificate, issue or cause to be issued uncertificated shares and record the transfer upon its books. Upon receipt by the Corporation or its transfer agent of proper transfer instructions from the registered owner of uncertificated shares, the Corporation shall cancel such uncertificated shares, issue or cause to be issued to the person entitled thereto new equivalent uncertificated shares (or, if requested by the appropriate person, a new certificate to the person entitled thereto), and record the transfer upon its books.

Section 5. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 5(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopted the resolutions relating thereto.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at the address of such director, member of a committee or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable, facsimile, overnight courier, electronic mail, text messaging or by other means of electronic transmission; provided, however, that notice to any stockholder by means of electronic transmission must be given in accordance with Section 232 (or any successor thereto) of the General Corporation Law of the State of Delaware. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 1 shall be deemed to have consented to receiving such single written notice.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 5. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or if such court lacks jurisdiction any state or federal court located in the State of Delaware that has jurisdiction, shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (in each case, as they may be amended from time to time) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine.

ARTICLE VIII

INDEMNIFICATION

Section 1. Indemnification in Actions, Suits, or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify and hold harmless to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than one by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses), judgments, fines, including ERISA excise taxes and penalties, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in, such action, suit, proceeding or claim, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, proceeding or claim by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his or her conduct was unlawful.

Section 2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify and hold harmless to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended each person who is or was, or is threatened to be made, a party to or witness in any threatened, pending or completed action, suit, proceeding or claim by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees and expenses) actually and reasonably incurred by him or her in connection with defending, investigating, preparing to defend, settling or being or preparing to be a witness in, such action, suit, proceeding or claim, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any such claim or any issue or matter in any such action, suit or proceeding as to which such person shall have been adjudged to be liable to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which such claim, action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses and amounts which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification.

(a) Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person seeking indemnification is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Such determination (and determinations under Sections 5 and 6 of this Article VIII) shall be made with respect to a person who is a director or officer of the Corporation at the time of such determination (i) by the Board of Directors by a majority vote of the directors who are not parties to the action, suit, proceeding or claim with respect to which indemnification is sought (“disinterested directors”), even though less than a quorum, or (ii) by a committee of such disinterested directors designated by majority vote of such disinterested directors, even though less than a quorum, or (iii) if there are no disinterested directors, or if such disinterested directors so direct, in a written opinion of independent legal counsel, or (iv) by the stockholders; provided, however, that if a Change in Control (as defined in this Section 3) has occurred and the person seeking indemnification so requests, such determination (and determination under Sections 5 and 6 of this Article VIII) shall be made in a written opinion rendered by independent legal counsel chosen by the person seeking indemnification and not reasonably objected to by the Board of Directors (whose fees and expenses shall be paid by the Corporation). To the extent, however, that a director, officer, employee or trustee or former director, officer, employee or trustee has been successful on the merits or otherwise in defense of any action, suit, proceeding or claim described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees and expenses) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

(b) For purposes of the proviso to the second sentence of Section 3(a), “independent legal counsel” shall mean legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or the person seeking indemnification within the previous three years.

(c) A “Change in Control” shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition, or (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period) cease for any reason to constitute at least a majority of the Board of Directors.

Section 4. Good Faith Defined, Etc.

(a) For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person relied on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise, or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4(a) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or trustee.

(b) References in this Article VIII to “penalties” include any excise taxes assessed on a person with respect to an employee benefit plan; references in this Article VIII to “serving at the request of the Corporation” include any service as a director, officer or employee or former director, officer or employee of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan or its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the participants or beneficiaries of such an employee benefit plan shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation.

(c) The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

Section 5. Right to Indemnification Upon Application; Procedure Upon Application; Etc. Except as otherwise provided in Section 2 of this Article VIII:

(a) If a claim for indemnification under this Article VIII (following the final disposition of such proceeding) is not paid in full within 60 days after receipt by the Corporation of a claim by a director, officer, employee or trustee or former director, officer, employee or trustee, or if such claim for any advancement of expenses under Section 6 of this Article VIII is not paid in full within 30 days after receipt by the Corporation of a statement or statements requesting such amounts to be advanced by a director, officer or employee or former director, officer or employee, such person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, such person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law. Neither the absence of any prior determination that indemnification is proper in the circumstances, nor a prior determination that indemnification is not proper in the circumstances, shall be a defense to the action or create a presumption that the director, officer, employee or trustee or former director, officer, employee or trustee has not met the applicable standard of conduct.

(b) If any person is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of expenses, judgments, fines, penalties or amounts paid in settlement incurred by him, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses, judgments, fines, penalties and amounts to which he or she is entitled.

Section 6. Expenses Payable in Advance. Expenses (including attorney’s fees and expenses) incurred by a director, officer, employee or trustee or a former director, officer, employee or trustee in defending, investigating, preparing to defend, or being or preparing to be a witness in, a threatened or pending action, suit, proceeding or claim against him or her, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was serving in such capacity for or at the request of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding or claim upon receipt by the Corporation of a written request therefor and a written undertaking by or on behalf of the director, officer, employee or trustee or former director, officer, employee or trustee to repay such amounts if it shall be determined in accordance with this Article VIII that he or she is not entitled to be indemnified by the Corporation.

Section 7. Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Article VIII, no person shall be entitled to indemnification under this

Article VIII or to advances under Section 6 of this Article VIII with respect to any action, suit, proceeding or claim brought or made by him or her against the Corporation, other than an action, suit, proceeding or claim seeking, or defending such person’s right to, indemnification and/or expense advances pursuant to this Article VIII or otherwise.

Section 8. Non-Exclusivity and Survival of Indemnification. The provisions of this Article VIII shall not be deemed exclusive of any other rights to which the person seeking indemnification or expense advances may be entitled under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, contract, or vote of stockholders or disinterested directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The provisions of this Article VIII shall not be deemed to limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify or advance expenses to persons not specified in Section 1 or 2 of this Article VIII when and as authorized by appropriate corporate action. The provisions of this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 9. Insurance. The Corporation may purchase and maintain at its expense insurance on behalf of any person who is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability or expense asserted against or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability or expense under the provisions of this Article VIII or the provisions of Section 145 of the General Corporation Law of the State of Delaware. The Company shall not be obligated under this Article VIII to make any payment in connection with any claim made against any person if and to the extent that such person has actually received payment therefor under any insurance policy or policies.

Section 10. Successors; Meaning of “Corporation”. This Article VIII shall be binding upon and enforceable against any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation. For purposes of this Article VIII, but subject to the provisions of any agreement relating to any merger or consolidation of the kind referred to in clause (i) below or of any agreement relating to the acquisition of any corporation of the kind referred to in clause (ii) below, references to “the Corporation” shall include (i) any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving entity as he or she would have with respect to such constituent corporation if its separate existence had continued; and (ii) any entity of which at least a majority of the voting power (as represented by its outstanding securities having voting power generally in the election of directors) is owned directly or indirectly by the Corporation.

Section 11. Severability. The provisions of this Article VIII shall be severable in the event that any provision hereof (including any provision within a single section, subsection, clause, paragraph or sentence) is held invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction. In the event of any such holding, the remaining provisions of this Article VIII shall continue in effect and be enforceable to the fullest extent permitted by law.

Section 12. Contract Right; Effect of Amendment. The right to indemnification and advancement conferred in this Article VIII shall be a contract between the Corporation and each person who is covered by this Article VIII while these Bylaws are in effect. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person who is covered by this Article VIII in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification. Notwithstanding the foregoing provisions of this Article VIII, any right or protection provided hereunder shall be deemed to vest at the time that the act or omission occurred, irrespective of when and whether a proceeding challenging such act or omission is first threatened or commenced.

ARTICLE IX

AMENDMENTS

Section 1. Power to Amend. The Board of Directors shall have concurrent power with the stockholders as set forth in the Bylaws and the Certificate of Incorporation to make, alter, amend, change, add to or repeal the Bylaws.

Section 2. Required Vote. The Board of Directors may amend the Bylaws upon the affirmative vote of the number of directors which shall constitute, under the terms of the Bylaws, the action of the Board of Directors. Stockholders may not amend the Bylaws except upon the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all outstanding shares of Voting Stock (as such term is defined in the Certificate of Incorporation) voting together as a single class.

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